Exhibit 10.1

Summary of the Salaries

for the Named Executive Officers

of InfoTech USA, Inc.

	Base Salary (1) (2) (3)
Name and Title of Executive Officer	2005	2004
J. Robert Patterson Vice President, Chief Financial Officer and Treasurer	$132,500	$120,250
Sebastian F. Perez Chief Operating Officer and acting President and Chief Executive Officer	138,750	138,750

(1)	The named executive officers were determined by reference to the executive officers who will be named in the Summary Compensation Table of the Company’s 2005 Proxy Statement
(2)

In September of each year, the Compensation Committee meets to determine whether, based on market data, the performance of each executive officer and the performance of the Company during the preceding fiscal year, base salaries for the named executive officers should be increased. Additionally, base salaries for the named executive officers will generally increase concurrent with an officer’s promotion or an increase in an officer’s responsibilities, as may be determined by the Compensation Committee from time to time.

(3)	In addition to the base salary listed above, certain of the executive officers listed may receive perquisites, including automobile allowances.